Exhibit 99.1

Intrawest Resorts Holdings, Inc. to be Acquired by Affiliates of Aspen Skiing Company and KSL Capital Partners

Aspen and Denver, Colorado, April 10, 2017 – Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today announced that it has entered into a definitive agreement to be acquired by a newly-formed entity controlled by affiliates of the Aspen Skiing Company, L.L.C. (“Aspen”) and KSL Capital Partners, LLC (“KSL”). Under the terms of the merger agreement, Intrawest stockholders will receive $23.75 in cash for each share of Intrawest common stock, representing a total valuation of approximately $1.5 billion including debt obligations to be assumed or refinanced net of cash at closing. The transaction was unanimously approved by the board of directors of Intrawest. Following the execution of the merger agreement, stockholders representing a majority of the voting shares of Intrawest delivered a written consent approving and adopting the merger agreement. The transaction is expected to close by the end of the third quarter of calendar year 2017 and is subject to certain closing conditions including regulatory approvals.

“This transaction creates significant opportunity for Intrawest and delivers tremendous value to our current shareholders,” said Thomas Marano, Intrawest’s chief executive officer. “The cash consideration of $23.75 per share represents a 40% premium over $16.97 per share, Intrawest’s closing stock price on January 12, 2017, the trading day prior to Reuters’ report speculating that the Company was exploring a potential sale. We are excited to work with Aspen and KSL. Our new partners bring additional financial resources and a shared passion for the mountains and our mountain communities. Both Aspen and KSL are committed to helping Intrawest accelerate our plans to bring more value to our guests, more opportunities for our employees and more investment into our local communities.”

“Intrawest is a collection of remarkable properties in exceptional locations. Each has its own unique story and its own unique sense of place,” said Eric Resnick, chief executive officer of KSL. “We are committed to honoring the deep traditions of each resort, while working with Intrawest’s talented management team and employees to continue to serve both their guests and local communities.”

“The enthusiasm that Intrawest’s employees exhibit for the guest experience and for being responsible members of their communities is apparent in all they do. We are excited to be part of the investment group that is going to work hard to help realize the collective potential of Intrawest’s portfolio of resorts,” said Mike Kaplan, chief executive officer of Aspen.

Season Passes

For the full 2017-18 winter season, each Intrawest resort will continue to honor the resort’s existing pass products that are currently on sale, including the Rocky Mountain Super Pass + and the M.A.X. Pass.

Squaw Valley Ski Holdings

While not a condition to the merger, Squaw Valley Ski Holdings, the parent company of Squaw Valley /Alpine Meadows resort and an affiliate of KSL, will also become part of the entity at closing, but continue to operate under its current management.

Additional Transaction Details

Further information regarding the transaction will be included in an information statement to be mailed to Intrawest shareholders.

Deutsche Bank Securities Inc., Moelis & Company LLC and Houlihan Lokey are serving as financial advisors to Intrawest. Goldman, Sachs & Co. is serving as financial advisor to Aspen and KSL and is acting as financial advisor to the new entity.

Hogan Lovells US LLP, Latham and Watkins LLP and Simpson Thacher Bartlett LLP are serving as legal counsel to Aspen and KSL. Skadden, Arps, Slate, Meagher & Flom LLP and Blake, Cassels & Graydon LLP are serving as legal counsel to Intrawest.

About Intrawest Resorts Holdings, Inc.

Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns and/or operates six four-season mountain resorts with approximately 8,000 skiable acres and over 1,100 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages condominium hotel properties and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

About Aspen Skiing Company

Aspen Skiing Company owns and operates the four mountains of Aspen Snowmass – Snowmass, Aspen Mountain, Aspen Highlands and Buttermilk – as well hospitality properties The Little Nell, Residences at The Little Nell, Limelight Aspen and Limelight Ketchum in Ketchum, Idaho, In addition, Aspen Skiing Company owns and operates numerous retail and rental locations through the resort and the Roaring Fork Valley. For more information, visit www.aspensnowmass.com.

About KSL Capital Partners

KSL Capital Partners, LLC is a private equity firm specializing in travel and leisure enterprises in five primary sectors: hospitality, recreation, clubs, real estate and travel services. KSL has offices in Denver, Colorado; Stamford, Connecticut; and London. Since 2005, KSL has raised approximately $7.5 billion in equity capital commitments. KSL's current portfolio includes some of the premier properties in travel and leisure. For more information, please visit www.kslcapital.com.

Forward-Looking Statements

This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of Intrawest may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) Intrawest may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in Intrawest’s reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in Intrawest’s Annual Report on Form 10-K for the year ended June 30, 2016, filed with the Securities and Exchange Commission (“SEC”) on September 8, 2016, as amended, and as may be revised in Intrawest’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. None of Intrawest, the Crown Family or KSL Capital Partners undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Additional Information and Where to Find it

In connection with the proposed transaction, Intrawest intends to file relevant materials with the SEC, including Intrawest’s information statement in preliminary and definitive form. Stockholders of Intrawest are strongly advised to read all relevant documents filed with the SEC, including Intrawest’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free on Intrawest’s website at ir.intrawest.com.